                             LORD, ABBETT & CO. LLC
                           LORD ABBETT DISTRIBUTOR LLC
                            (TOGETHER, "LORD ABBETT")
                                       AND
                    LORD ABBETT FAMILY OF FUNDS (THE "FUNDS")

                                 CODE OF ETHICS
                                 --------------

I.   STANDARDS OF BUSINESS CONDUCT AND ETHICAL PRINCIPLES
     ----------------------------------------------------

     LORD ABBETT'S FOCUS ON HONESTY AND INTEGRITY HAS BEEN A CRITICAL PART OF ITS CULTURE SINCE THE FIRM'S FOUNDING IN 1929. LORD ABBETT IS A FIDUCIARY TO THE FUNDS AND TO ITS OTHER CLIENTS. IN RECOGNITION OF THESE FIDUCIARY OBLIGATIONS, THE PERSONAL INVESTMENT ACTIVITIES OF ANY OFFICER, DIRECTOR, TRUSTEE OR EMPLOYEE OF THE FUNDS, ANY PARTNER OR EMPLOYEE OF LORD ABBETT, AND, IN CERTAIN CIRCUMSTANCES SET FORTH BELOW, NON-LORD-ABBETT EMPLOYEES AND CONSULTANTS TO LORD ABBETT WILL BE GOVERNED BY THE FOLLOWING GENERAL
     PRINCIPLES: (1) COVERED PERSONS/1/ HAVE A DUTY AT ALL TIMES TO PLACE FIRST THE INTERESTS OF FUND SHAREHOLDERS AND, IN THE CASE OF EMPLOYEES AND PARTNERS OF LORD ABBETT, BENEFICIARIES OF MANAGED ACCOUNTS; (2) ALL SECURITIES TRANSACTIONS BY COVERED PERSONS SHALL BE CONDUCTED CONSISTENT WITH THIS CODE AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF AN INDIVIDUAL'S POSITION OF TRUST AND RESPONSIBILITY; (3) COVERED PERSONS SHOULD NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS WITH LORD ABBETT OR THE FUNDS; (4) COVERED PERSONS MUST COMPLY WITH THE FEDERAL SECURITIES LAWS; AND (5) COVERED PERSONS ARE REQUIRED TO MAINTAIN ALL INTERNALLY DISTRIBUTED AND/OR PROPRIETARY INFORMATION AS CONFIDENTIAL; THIS INFORMATION SHOULD NOT BE DISCLOSED OR DISCUSSED WITH PEOPLE OUTSIDE LORD ABBETT.

II.  SPECIFIC REQUIREMENTS, PROHIBITIONS AND LIMITS
     ----------------------------------------------

     EXCEPT AS SET FORTH BELOW, NO COVERED PERSON SHALL PURCHASE OR SELL A SECURITY, EXCEPT AN EXCEPTED SECURITY, IF THERE HAS BEEN A DETERMINATION TO PURCHASE OR SELL SUCH SECURITY FOR A FUND (OR, IN THE CASE OF ANY EMPLOYEE OR PARTNER OF LORD ABBETT, FOR ANOTHER CLIENT OF LORD ABBETT), OR IF SUCH A PURCHASE OR SALE IS UNDER CONSIDERATION FOR A FUND (OR, IN THE CASE OF AN EMPLOYEE OR PARTNER OF LORD ABBETT, FOR ANOTHER CLIENT OF LORD ABBETT). ALSO, NO COVERED PERSON MAY HAVE ANY DEALING IN ANY SUCH SECURITY IN ANY ACCOUNT IN WHICH THE COVERED PERSON HAS BENEFICIAL OWNERSHIP, NOR MAY A COVERED PERSON DISCLOSE THE INFORMATION TO ANYONE ON OTHER THAN A NEED-TO-KNOW BASIS, UNTIL SUCH PURCHASE, SALE OR CONTEMPLATED ACTION HAS EITHER BEEN COMPLETED OR ABANDONED. LORD ABBETT PARTNERS AND EMPLOYEES THAT PARTICIPATE IN NON-PUBLIC INVESTOR MEETINGS (i.e., EARNINGS MEETINGS / CALLS, ANALYSTS' GROUP MEETINGS, AND THE LIKE)/2/ WITH THE MANAGEMENT OF AN ISSUER OR THAT

----------
/1/  See Definitions in Section IX

/2/ Participation in web events and other broad forums for company management open to buy- and sell-side firms will not be treated as a non-public investor meeting with company management for purposes of this restriction.

Lord, Abbett & Co. LLC Code of Ethics, September 2008

     OTHERWISE "COVER" OR "FOLLOW" AN ISSUER IN THEIR ROLE AS A LORD ABBETT PARTNER OR EMPLOYEE ARE PROHIBITED FROM REQUESTING APPROVAL TO PURCHASE OR SELL THE ISSUER'S SECURITIES FOR A PERIOD OF SIX (6) MONTHS FOLLOWING THE LATER OF THE MOST RECENT INVESTOR MEETING AND/OR TERMINATION OF COVERAGE OF THAT ISSUER.

     EXCEPT AS SET FORTH BELOW, NO COVERED PERSON SHALL SUBMIT MORE THAN 20 REQUESTS TO PURCHASE OR SELL A SECURITY (TYPICALLY, BY UTILIZING PERSONAL TRADE ASSISTANT (PTA) - "PRECLEARANCE ENTRY", AN AUTOMATED APPLICATION FOR EMPLOYEE PERSONAL TRADING COMPLIANCE ACCESSED THROUGH LORD ABBETT'S INTRANET) IN ANY SINGLE CALENDAR YEAR, NOR SHALL ANY SUCH PERSON CAUSE THE EXECUTION OF MORE THAN 10 COVERED TRANSACTIONS DURING ANY ONE CALENDAR YEAR./3/

     TEMPORARY EMPLOYEES AND CONSULTANTS MUST COMPLY WITH THE REPORTING AND PERSONAL SECURITIES TRANSACTION REQUIREMENTS OF THE CODE IF THEY WORK AT LORD ABBETT FOR MORE THAN SIX (6) MONTHS; THEY MUST COMPLY WITH THE REQUIREMENTS RELATED TO PERMITTED BROKERAGE FIRMS IF THEY WORK AT LORD ABBETT FOR MORE THAN 12 MONTHS. FOR PURPOSES OF CALCULATING THE RELEVANT TIME PERIOD FOR THESE REQUIREMENTS, ANY PERIOD OF SERVICE FOLLOWING A BREAK IN SERVICE OF SIX (6) MONTHS OR MORE WILL BE TREATED AS THE ONLY RELEVANT SERVICE PERIOD.

III. OBTAINING ADVANCE APPROVAL
     --------------------------

     EXCEPT AS PROVIDED IN SECTIONS V AND VI OF THIS CODE, ALL PROPOSED TRANSACTIONS IN SECURITIES (PRIVATELY OR PUBLICLY HELD AND/OR TRADED) BY COVERED PERSONS, OR WITH RESPECT TO WHICH A COVERED PERSON IS A BENEFICIAL OWNER, EXCEPT TRANSACTIONS IN EXCEPTED SECURITIES AND EXCEPTED TRANSACTIONS, SHOULD BE APPROVED CONSISTENT WITH THE PROVISIONS OF THIS CODE. EXCEPT AS DIRECTED OTHERWISE, IN ORDER TO OBTAIN APPROVAL, THE COVERED PERSON MUST ELECTRONICALLY SUBMIT THEIR REQUEST TO THE COMPLIANCE GROUP WITHIN THE LEGAL DEPARTMENT ("COMPLIANCE") UTILIZING PTA. AFTER APPROVAL HAS BEEN OBTAINED, THE COVERED PERSON MAY ACT ON IT WITHIN THE TWO BUSINESS DAYS FOLLOWING THE DATE OF APPROVAL, UNLESS HE SOONER LEARNS OF A CONTEMPLATED ACTION BY LORD ABBETT. AFTER THE TWO BUSINESS DAYS, OR UPON HEARING OF SUCH CONTEMPLATED ACTION, A NEW APPROVAL MUST BE OBTAINED.

     FURTHERMORE, IN ADDITION TO THE ABOVE REQUIREMENTS, PARTNERS AND EMPLOYEES DIRECTLY INVOLVED MUST DISCLOSE INFORMATION THEY MAY HAVE CONCERNING SECURITIES THEY MAY WANT TO PURCHASE OR SELL TO ANY PORTFOLIO MANAGER WHO MIGHT BE INTERESTED IN THE SECURITIES FOR THE PORTFOLIOS THEY MANAGE.

IV.  REPORTING AND CERTIFICATION REQUIREMENTS; BROKERAGE CONFIRMATIONS
     -----------------------------------------------------------------

----------
/3/ As set forth below, Transactions in Excepted Securities, Fully Discretionary Accounts, and Excepted Transactions do not require pre-approval and do not count against the maximum annual request and transaction allowances. The "20 request" limit applies to the cumulative total of all transaction requests for all of an employee's covered accounts.

Lord, Abbett & Co. LLC Code of Ethics, September 2008

     (1) EXCEPT AS PROVIDED IN SECTIONS V AND VI OF THIS CODE, WITHIN 30 DAYS FOLLOWING THE END OF EACH CALENDAR QUARTER EACH COVERED PERSON MUST ELECTRONICALLY FILE WITH COMPLIANCE A PERSONAL SECURITIES TRANSACTION REPORTING FORM UTILIZING PTA. THE FORM MUST BE SUBMITTED WHETHER OR NOT ANY SECURITY TRANSACTION HAS BEEN EFFECTED. IF ANY TRANSACTION HAS BEEN EFFECTED DURING THE QUARTER FOR THE COVERED PERSON'S ACCOUNT OR FOR ANY ACCOUNT IN WHICH HE HAS A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP, IT MUST BE REPORTED. EXCEPTED FROM THIS REPORTING REQUIREMENT ARE TRANSACTIONS EFFECTED IN ANY ACCOUNTS OVER WHICH THE COVERED PERSON HAS NO DIRECT OR INDIRECT INFLUENCE OR CONTROL (A "FULLY DISCRETIONARY ACCOUNT," AS DEFINED IN SECTION VI) AND TRANSACTIONS IN EXCEPTED SECURITIES. SECURITIES ACQUIRED IN AN EXCEPTED TRANSACTION SHOULD BE REPORTED, EXCEPT THAT SECURITIES ACQUIRED THROUGH AN AUTOMATIC INVESTMENT PLAN DO NOT NEED TO BE REPORTED, UNLESS ANY TRANSACTION IS OUTSIDE THE PRE-SET SCHEDULE OR A PRE-EXISTING ALLOCATION. LORD ABBETT'S CHIEF COMPLIANCE OFFICER ("CCO") AND/OR PERSONS UNDER HIS DIRECTION ARE RESPONSIBLE FOR REVIEWING THESE TRANSACTIONS AND MUST BRING ANY APPARENT VIOLATION TO THE ATTENTION OF LORD ABBETT'S GENERAL COUNSEL ("GC"). THE PERSONAL SECURITIES TRANSACTION REPORTING FORM OF THE CCO SHALL BE REVIEWED BY THE GC.

     (2) EACH EMPLOYEE AND PARTNER OF LORD ABBETT WILL UPON COMMENCEMENT OF EMPLOYMENT (WITHIN 10 BUSINESS DAYS) (THE "INITIAL REPORT") AND ANNUALLY THEREAFTER (THE "ANNUAL REPORT") DISCLOSE ALL PERSONAL SECURITIES HOLDINGS AND ANNUALLY CERTIFY THAT: (I) THEY HAVE READ AND UNDERSTAND THIS CODE AND RECOGNIZE THEY ARE SUBJECT HERETO; AND (II) THEY HAVE COMPLIED WITH THE REQUIREMENTS OF THIS CODE AND DISCLOSED OR REPORTED ALL SECURITIES TRANSACTIONS REQUIRED TO BE DISCLOSED OR REPORTED PURSUANT TO THE REQUIREMENTS OF THIS CODE. SECURITY HOLDINGS INFORMATION FOR THE INITIAL REPORT AND THE ANNUAL REPORT MUST BE CURRENT AS OF A DATE NOT MORE THAN 45 DAYS PRIOR TO THE DATE OF THAT REPORT. SECURITIES HOLDINGS OF LORD ABBETT MUTUAL FUNDS PURCHASED DIRECTLY FROM THE FUND OR PURCHASED THROUGH THE LORD ABBETT 401(K) RETIREMENT PLAN ARE NOT REQUIRED TO BE DISCLOSED. LORD ABBETT EMPLOYEES AND PARTNERS MUST DISCLOSE HOLDINGS OF LORD ABBETT MUTUAL FUNDS PURCHASED THROUGH A BROKER/DEALER OTHER THAN LORD ABBETT DISTRIBUTOR LLC.

     (3) EACH EMPLOYEE, PARTNER, AND ANY TEMPORARY EMPLOYEE OR CONSULTANT THAT WORKS AT LORD ABBETT FOR MORE THAN 12 MONTHS MUST MAINTAIN ALL SECURITIES BROKERAGE ACCOUNTS OF WHICH THEY ARE A BENEFICIAL OWNER ONLY AT BROKERAGE FIRMS THAT APPEAR ON A LIST OF APPROVED BROKERAGE FIRMS AVAILABLE FROM COMPLIANCE.

     (4) EACH EMPLOYEE AND PARTNER OF LORD ABBETT WILL DIRECT HIS BROKERAGE FIRMS TO SEND COPIES OR ELECTRONIC TRANSMISSIONS OF ALL TRADE CONFIRMATIONS AND ALL MONTHLY AND/OR QUARTERLY STATEMENTS DIRECTLY TO COMPLIANCE.

     (5) EACH EMPLOYEE AND PARTNER OF LORD ABBETT WHO HAS A FULLY-DISCRETIONARY ACCOUNT SHALL DISCLOSE ALL PERTINENT FACTS REGARDING SUCH ACCOUNT TO LORD ABBETT'S CCO UPON COMMENCEMENT OF EMPLOYMENT. EACH SUCH EMPLOYEE OR PARTNER SHALL THEREAFTER ANNUALLY CERTIFY ON THE PRESCRIBED FORM THAT HE OR SHE HAS NOT AND WILL NOT EXERCISE ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER SUCH ACCOUNT, AND HAS

Lord, Abbett & Co. LLC Code of Ethics, September 2008

          NOT DISCUSSED ANY POTENTIAL INVESTMENT DECISIONS WITH SUCH INDEPENDENT FIDUCIARY IN ADVANCE OF ANY SUCH TRANSACTIONS. SUCH INDEPENDENT FIDUCIARY SHALL CONFIRM INITIALLY, AND ANNUALLY THEREAFTER, THE ACCURACY OF THE FACTS AS STATED BY THE LORD ABBETT EMPLOYEE OR PARTNER.

V.   SPECIAL PROVISIONS APPLICABLE TO OUTSIDE DIRECTORS AND TRUSTEES OF THE
     ----------------------------------------------------------------------
     FUNDS
     -----

     THE PRIMARY FUNCTION OF THE OUTSIDE DIRECTORS AND TRUSTEES OF THE FUNDS IS TO SET POLICY AND MONITOR THE MANAGEMENT PERFORMANCE OF THE FUNDS' OFFICERS AND EMPLOYEES AND THE PARTNERS AND EMPLOYEES OF LORD ABBETT INVOLVED IN THE MANAGEMENT OF THE FUNDS. ALTHOUGH THEY RECEIVE INFORMATION AFTER THE FACT AS TO PORTFOLIO TRANSACTIONS BY THE FUNDS, OUTSIDE DIRECTORS AND TRUSTEES ARE NOT GIVEN ADVANCE INFORMATION AS TO THE FUNDS' CONTEMPLATED INVESTMENT TRANSACTIONS.

     AN OUTSIDE DIRECTOR OR TRUSTEE WISHING TO PURCHASE OR SELL ANY SECURITY WILL THEREFORE GENERALLY NOT BE REQUIRED TO OBTAIN ADVANCE APPROVAL OF HIS SECURITY TRANSACTIONS. IF, HOWEVER, DURING DISCUSSIONS AT BOARD MEETINGS OR OTHERWISE AN OUTSIDE DIRECTOR OR TRUSTEE SHOULD LEARN IN ADVANCE OF THE FUNDS' CURRENT OR CONTEMPLATED INVESTMENT TRANSACTIONS, THEN ADVANCE APPROVAL OF TRANSACTIONS IN THE SECURITIES OF SUCH COMPANY(IES) SHALL BE REQUIRED FOR A PERIOD OF 30 DAYS FROM THE DATE OF SUCH BOARD MEETING. IN ADDITION, AN OUTSIDE DIRECTOR OR TRUSTEE CAN VOLUNTARILY OBTAIN ADVANCE APPROVAL OF ANY SECURITY TRANSACTION OR TRANSACTIONS AT ANY TIME.

     NO REPORT DESCRIBED IN SECTION IV (1) WILL BE REQUIRED OF AN OUTSIDE DIRECTOR OR TRUSTEE UNLESS HE KNEW, OR IN THE ORDINARY COURSE OF FULFILLING HIS OFFICIAL DUTIES AS A DIRECTOR OR TRUSTEE SHOULD HAVE KNOWN, AT THE TIME OF HIS TRANSACTION, THAT DURING THE 15-DAY PERIOD IMMEDIATELY BEFORE OR AFTER THE DATE OF THE TRANSACTION (i.e., A TOTAL OF 30 DAYS) BY THE OUTSIDE DIRECTOR OR TRUSTEE SUCH SECURITY WAS OR WAS TO BE PURCHASED OR SOLD BY ANY OF THE FUNDS OR SUCH A PURCHASE OR SALE WAS OR WAS TO BE CONSIDERED BY A FUND. IF HE MAKES ANY TRANSACTION REQUIRING SUCH A REPORT, HE MUST REPORT ALL SECURITIES TRANSACTIONS EFFECTED DURING THE QUARTER FOR HIS ACCOUNT OR FOR ANY ACCOUNT IN WHICH HE HAS A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST AND OVER WHICH HE HAS ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL. EACH OUTSIDE DIRECTOR AND TRUSTEE WILL DIRECT HIS BROKERAGE FIRM TO SEND COPIES OF ALL CONFIRMATIONS OF SECURITIES TRANSACTIONS TO COMPLIANCE, AND ANNUALLY MAKE THE CERTIFICATION REQUIRED UNDER SECTION IV(2)(I) AND (II). OUTSIDE DIRECTORS' AND TRUSTEES' TRANSACTIONS IN EXCEPTED SECURITIES ARE EXCEPTED FROM THE PROVISIONS OF THIS CODE.

     IT SHALL BE PROHIBITED FOR AN OUTSIDE DIRECTOR OR TRUSTEE TO TRADE ON MATERIAL NON-PUBLIC INFORMATION. PRIOR TO ACCEPTING AN APPOINTMENT AS A DIRECTOR OF ANY PUBLIC COMPANY, AN OUTSIDE DIRECTOR OR TRUSTEE WILL ADVISE LORD ABBETT AND DISCUSS WITH LORD ABBETT'S SENIOR PARTNER WHETHER ACCEPTING SUCH APPOINTMENT CREATES ANY CONFLICT OF INTEREST OR OTHER ISSUES.

Lord, Abbett & Co. LLC Code of Ethics, September 2008

     IF AN OUTSIDE DIRECTOR OR TRUSTEE, WHO IS A DIRECTOR OR AN EMPLOYEE OF, OR CONSULTANT TO, A COMPANY, RECEIVES A GRANT OF OPTIONS TO PURCHASE SECURITIES IN THAT COMPANY (OR AN AFFILIATE), NEITHER THE RECEIPT OF SUCH OPTIONS, NOR THE EXERCISE OF THOSE OPTIONS AND THE RECEIPT OF THE UNDERLYING SECURITY, REQUIRES ADVANCE APPROVAL FROM LORD ABBETT. FURTHER, NEITHER THE RECEIPT NOR THE EXERCISE OF SUCH OPTIONS AND RECEIPT OF THE UNDERLYING SECURITY IS REPORTABLE BY SUCH OUTSIDE DIRECTOR OR TRUSTEE.

VI.  ADDITIONAL REQUIREMENTS AND EXCEPTIONS RELATING TO PARTNERS AND EMPLOYEES
     -------------------------------------------------------------------------
     OF LORD ABBETT
     --------------

     A. IT SHALL BE PROHIBITED FOR ANY PARTNER OR EMPLOYEE OF LORD ABBETT:
     ---------------------------------------------------------------------

     (1) TO OBTAIN OR ACCEPT FAVORS OR PREFERENTIAL TREATMENT OF ANY KIND OR GIFT OR OTHER THING (OTHER THAN AN OCCASIONAL MEAL OR TICKET TO A SPORTING EVENT OR THEATRE, OR COMPARABLE ENTERTAINMENT, WHICH IS NEITHER SO FREQUENT NOR SO EXTENSIVE AS TO RAISE ANY QUESTION OF PROPRIETY) HAVING A VALUE OF MORE THAN $100 FROM ANY PERSON OR ENTITY THAT DOES BUSINESS WITH OR ON BEHALF OF THE FUNDS; PROVIDED, HOWEVER, THAT A PARTNER OR EMPLOYEE, ACTING ON BEHALF OF LORD ABBETT, MAY GIVE ONE OR MORE GIFTS INDIVIDUALLY OR COLLECTIVELY VALUED AT MORE THAN $100 TO AN INVESTMENT ADVISORY CLIENT (BUT IN NO EVENT TO AN INVESTOR IN SHARES OF THE FUNDS) IN ORDER TO COMMEMORATE THE LENGTH OF THE CLIENT'S RELATIONSHIP WITH LORD ABBETT, IF SUCH GIFT(S) ARE APPROVED BY LORD ABBETT'S SENIOR PARTNER OR THE PARTNER RESPONSIBLE FOR THE INSTITUTIONAL MARKETING DEPARTMENT AND BY LORD ABBETT'S GC. FOR ADDITIONAL INFORMATION ON GIFTS AND ENTERTAINMENT, PLEASE REFER TO LORD ABBETT'S GIFTS AND ENTERTAINMENT POLICY AND PROCEDURES;

     (2) TO TRADE ON MATERIAL NON-PUBLIC INFORMATION OR OTHERWISE FAIL TO COMPLY WITH THE FIRM'S INSIDER TRADING AND RECEIPT OF MATERIAL NON PUBLIC INFORMATION POLICY AND PROCEDURE ("INSIDER TRADING POLICY") ADOPTED PURSUANT TO SECTION 15(F) OF THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 204A OF THE INVESTMENT ADVISERS ACT OF 1940. FOR ADDITIONAL INFORMATION REGARDING THESE POLICIES AND PROCEDURES, PLEASE REFER TO LORD ABBETT'S INSIDER TRADING POLICY;

     (3) TO TRADE IN OPTIONS, FOR OTHER THAN A LORD ABBETT - MANAGED ACCOUNT, WITH RESPECT TO SECURITIES COVERED UNDER THIS CODE;

     (4) TO PROFIT IN THE PURCHASE AND SALE, OR SALE AND PURCHASE, OF THE SAME (OR EQUIVALENT) SECURITIES, FOR OTHER THAN A LORD ABBETT - MANAGED ACCOUNT, WITHIN 60 CALENDAR DAYS (HOLDING PERIODS WILL BE CALCULATED BASED ON A "FIRST-IN, FIRST-OUT" METHODOLOGY) (ANY PROFITS REALIZED ON SUCH SHORT-TERM TRADES SHALL BE DISGORGED TO THE APPROPRIATE FUND OR AS OTHERWISE DETERMINED);

     (5) TO TRADE IN FUTURES OR OPTIONS ON COMMODITIES, CURRENCIES OR OTHER FINANCIAL INSTRUMENTS, ALTHOUGH THE FIRM RESERVES THE RIGHT TO MAKE RARE EXCEPTIONS IN UNUSUAL CIRCUMSTANCES WHICH HAVE BEEN APPROVED BY THE FIRM IN ADVANCE;

     (6)  TO ENGAGE IN SHORT SALES OR PURCHASE SECURITIES ON MARGIN;

Lord, Abbett & Co. LLC Code of Ethics, September 2008

     (7) TO BUY OR SELL ANY SECURITY WITHIN SEVEN BUSINESS DAYS BEFORE OR AFTER ANY FUND (OR OTHER LORD ABBETT CLIENT) TRADES IN THAT SECURITY (ANY PROFITS REALIZED ON TRADES WITHIN THE PROSCRIBED PERIODS SHALL BE DISGORGED TO THE FUND (OR THE OTHER CLIENT) OR AS OTHERWISE DETERMINED.) THE GC OR CCO HAS THE AUTHORITY TO EXEMPT A TRANSACTION OR SERIES OF TRANSACTIONS FROM THIS REQUIREMENT IF THEY DO NOT APPEAR TO PRESENT A CONFLICT OF INTEREST BASED ON THE FACTS PROVIDED;

     (8) TO SUBSCRIBE TO NEW OR SECONDARY PUBLIC OFFERINGS, FOR OTHER THAN A LORD ABBETT-MANAGED ACCOUNT, EVEN THOUGH THE OFFERING IS NOT ONE IN WHICH THE FUNDS OR LORD ABBETT'S ADVISORY ACCOUNTS ARE INTERESTED;

     (9) TO BECOME A DIRECTOR OF ANY COMPANY WITHOUT LORD ABBETT'S PRIOR CONSENT AND IMPLEMENTATION OF APPROPRIATE SAFEGUARDS AGAINST CONFLICTS OF INTEREST;

     (10) TO ENGAGE IN MARKET TIMING ACTIVITIES WITH RESPECT TO THE FUNDS;

     (11) TO PURCHASE ANY SECURITY OF A COMPANY THAT HAS A MARKET CAPITALIZATION AT THE TIME OF PURCHASE BELOW $3 BILLION, FOR OTHER THAN A LORD ABBETT-MANAGED ACCOUNT/4/;

     (12) TO PARTICIPATE IN AN OUTSIDE BUSINESS ACTIVITY WITHOUT LORD ABBETT'S PRIOR CONSENT;

     (13) TO PURCHASE INTERESTS ISSUED IN A PRIVATE PLACEMENT (i.e., A SECURITY THAT HAS NOT BEEN REGISTERED WITH THE SEC OR OTHER RELEVANT REGULATORY AGENCY) (OTHER THAN (A) INTERESTS IN ANY EMPLOYEE'S STOCK BONUS, PENSION, OR PROFIT SHARING TRUST WHICH MEETS THE REQUIREMENTS FOR QUALIFICATION UNDER SECTION 401 OF THE INTERNAL REVENUE CODE OF 1986,
          (B) ANY GOVERNMENT PLAN, (C) ANY COLLECTIVE TRUST FUND CONSISTING SOLELY OF RETIREMENT ASSETS, OR (D) PRIVATELY PLACED INTERESTS PURCHASED THROUGH A FULLY DISCRETIONARY ACCOUNT) INCLUDING, BUT NOT LIMITED TO PRIVATELY OFFERED FUNDS THAT ARE COMMONLY REFERRED TO AS "HEDGE FUNDS"; OR

     (14) TO OWN 5% OR MORE OF THE OUTSTANDING SHARES OF AN OPEN-END, REGISTERED INVESTMENT COMPANY OTHER THAN ONE OR MORE LORD ABBETT FUNDS/5/.

     B. REQUIRED MINIMUM HOLDING PERIODS - LORD ABBETT FUNDS:
        -----------------------------------------------------

     ANY PURCHASE OF A FUND (OTHER THAN LORD ABBETT U.S. GOVERNMENT & GOVERNMENT SPONSORED ENTERPRISES MONEY MARKET FUND) BY A PARTNER OR EMPLOYEE OF LORD ABBETT (WHETHER WITH RESPECT TO THE LORD ABBETT 401(K) RETIREMENT PLAN OR IN ANY OTHER ACCOUNT) MUST BE HELD FOR A MINIMUM OF 30 DAYS, EXCEPT AS PROVIDED HEREIN/6/. THIS 30-DAY MINIMUM

----------
/4/ Purchases of exchange traded funds (ETF) or closed-end funds are not subject to the $3 billion market capitalization requirement.

/5/ Ownership of 5% or more of the outstanding shares of an open-end registered investment company will not result in a penalty as set forth in Section VII of this Code, provided that the employee reduces his/her ownership of such fund below 5% within 60 days from the date the employee knows or should have known that his/her ownership of such fund was equal to or exceeded 5%.

/6/ The sale or re-allocation of shares of the Lord Abbett Fund that is the default investment for automatically enrolled participants in Lord Abbett's retirement plan held less than 30 days will not be considered a violation of this policy.

Lord, Abbett & Co. LLC Code of Ethics, September 2008

     HOLDING PERIOD ALSO APPLIES TO ANY OTHER MUTUAL FUND ADVISED OR SUB-ADVISED BY LORD ABBETT. HOLDING PERIODS WILL BE CALCULATED BASED ON A "FIRST-IN, FIRST-OUT" METHODOLOGY. NOTWITHSTANDING THE FOREGOING, FOR A PERIOD OF UP TO 90 CALENDAR DAYS BEGINNING ON (AND COUNTING) THE FIRST BUSINESS DAY ON WHICH A NEWLY-OFFERED FUND ACCEPTS INVESTMENTS FROM LORD ABBETT PARTNERS AND/OR EMPLOYEES, NO MINIMUM HOLDING PERIOD APPLIES TO EXCHANGES OF FUND SHARES FOR SHARES OF THE NEWLY OFFERED FUND. ANY REQUEST FOR AN EXCEPTION TO THIS REQUIREMENT MUST BE APPROVED IN WRITING IN ADVANCE BY LORD ABBETT'S SENIOR PARTNER AND ITS GC (OR BY THEIR DESIGNEES). LORD ABBETT SHALL PROMPTLY REPORT TO THE FUNDS' BOARDS ANY APPROVED EXCEPTION REQUEST TO THIS MINIMUM HOLDING PERIOD.

     C. EXCEPTIONS:
     --------------

     (1)  EXCEPTION - PRIVATE PLACEMENTS:
          -------------------------------

     INVESTMENTS IN PRIVATE PLACEMENTS WILL BE PERMITTED ONLY IN FULLY DISCRETIONARY ACCOUNTS, IN CERTAIN EMPLOYEE'S RETIREMENT PLAN SECURITIES, AND, BY EXCEPTION APPROVED BY THE GC, OR CCO, IN EACH CASE AS MORE FULLY DESCRIBED ELSEWHERE IN THIS CODE. PRIVATELY PLACED SECURITIES THAT ARE PROHIBITED UNDER THE CODE, BUT WERE OWNED BY A COVERED PERSON PRIOR TO EMPLOYMENT BY LORD ABBETT, OR THAT MAY BE RECEIVED THROUGH AN INHERITANCE OR OTHER GIFT, MAY BE RETAINED PROVIDED THAT NO FURTHER DISCRETIONARY INVESTMENTS MAY BE MADE INTO SUCH PRIVATE PLACEMENT.

     (2) EXCEPTION - SPOUSE'S RECEIPT OF CERTAIN OPTIONS:
         ------------------------------------------------

     IF A SPOUSE OF A PARTNER OR EMPLOYEE OF LORD ABBETT WHO IS A DIRECTOR OR AN EMPLOYEE OF, OR A CONSULTANT TO, A COMPANY, RECEIVES A GRANT OF OPTIONS TO PURCHASE SECURITIES IN THAT COMPANY (OR AN AFFILIATE), NEITHER THE RECEIPT NOR THE EXERCISE OF THOSE OPTIONS REQUIRES ADVANCE APPROVAL FROM LORD ABBETT OR REPORTING. ANY SUBSEQUENT SALE OF THE SECURITY ACQUIRED BY THE OPTION EXERCISE BY THAT SPOUSE WOULD REQUIRE ADVANCE APPROVAL AND IS A REPORTABLE TRANSACTION.

     (3)  EXCEPTION - FULLY DISCRETIONARY ACCOUNTS:
          -----------------------------------------

     ADVANCE APPROVAL IS NOT REQUIRED FOR TRANSACTIONS IN ANY ACCOUNT OF A COVERED PERSON IF THE COVERED PERSON HAS NO DIRECT OR INDIRECT INFLUENCE OR CONTROL WITH RESPECT TO TRANSACTIONS IN THE ACCOUNT (A "FULLY-DISCRETIONARY ACCOUNT"). A COVERED PERSON WILL BE DEEMED TO HAVE "NO DIRECT OR INDIRECT INFLUENCE OR CONTROL" OVER AN ACCOUNT ONLY IF: (I) INVESTMENT DISCRETION FOR THE ACCOUNT HAS BEEN DELEGATED TO AN INDEPENDENT FIDUCIARY AND SUCH INVESTMENT DISCRETION IS NOT SHARED WITH THE EMPLOYEE; (II) THE COVERED PERSON CERTIFIES IN WRITING THAT HE OR SHE HAS NOT AND WILL NOT DISCUSS ANY POTENTIAL INVESTMENT DECISIONS WITH SUCH INDEPENDENT FIDUCIARY BEFORE ANY TRANSACTION; (III) THE INDEPENDENT FIDUCIARY CONFIRMS IN WRITING THE REPRESENTATIONS BY THE COVERED PERSON REGARDING THE COVERED PERSON'S HAVING NO DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER THE ACCOUNT;/7/ AND

----------
/7/ Certain accounts managed by third parties that are registered investment advisers, such as separately managed accounts in programs sponsored by broker-dealers (SMAs), will not be subject to the requirement of a written verification by the independent fiduciary. For such accounts, the Covered Person will continue to be required to certify annually in writing that he or she has not and will not discuss potential investment decisions with the independent fiduciary.

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                                       7

     (IV) THE CCO OF LORD ABBETT HAS DETERMINED THAT THE ACCOUNT SATISFIES THESE REQUIREMENTS. ANNUALLY THEREAFTER, THE COVERED PERSON AND THE INDEPENDENT FIDUCIARY SHALL CERTIFY IN WRITING THAT THE REPRESENTATIONS OF SUBPARAGRAPHS (II) AND (III) OF THIS PARAGRAPH REMAIN CORRECT. TRANSACTIONS IN FULLY-DISCRETIONARY ACCOUNTS BY AN EMPLOYEE OR PARTNER OF LORD ABBETT ARE NOT SUBJECT TO THE POST-TRADE REPORTING REQUIREMENTS OF THIS CODE.

     (4) EXCEPTION - NEW EMPLOYEE'S LIQUIDATION OF SECURITIES:
         -----------------------------------------------------

     WITHIN 30 CALENDAR DAYS OF THE FIRST DAY OF EMPLOYMENT WITH LORD ABBETT, NEWLY-HIRED PARTNERS AND/OR EMPLOYEES/8/ MAY SEEK AN EXEMPTION FROM THE LIMIT ON THE NUMBER OF EXECUTED TRADES ALLOWABLE IN EACH CALENDAR YEAR TO PERMIT THE SALE (BUT NOT THE PURCHASE) OF SECURITIES OWNED BY THE PARTNER / EMPLOYEE. ANY SUCH EXEMPTION MUST BE WRITTEN AND APPROVED BY THE GC OR THE CCO. THE PARTNER / EMPLOYEE MUST COMPLY WITH ANY CONDITIONS SET FORTH IN THE EXEMPTION.

VII. ENFORCEMENT AND REPORTING OF VIOLATIONS
     ---------------------------------------

     THE GC FOR LORD ABBETT AND LORD ABBETT'S CCO ARE CHARGED WITH THE RESPONSIBILITY OF ENFORCING THIS CODE, AND MAY APPOINT ONE OR MORE EMPLOYEES TO AID THEM IN CARRYING OUT THEIR ENFORCEMENT RESPONSIBILITIES. THE CCO SHALL IMPLEMENT A PROCEDURE TO MONITOR COMPLIANCE WITH THIS CODE THROUGH AN ONGOING REVIEW OF PERSONAL TRADING RECORDS PROVIDED UNDER THIS CODE AGAINST TRANSACTIONS IN THE FUNDS AND MANAGED PORTFOLIOS. ANY VIOLATION OF THIS CODE OF ETHICS MUST BE REPORTED PROMPTLY TO LORD ABBETT'S CCO, OR, IN HIS ABSENCE, TO LORD ABBETT'S GC. THE CCO SHALL BRING TO THE ATTENTION OF THE FUNDS' AUDIT COMMITTEES ANY APPARENT VIOLATIONS OF THIS CODE, AND THE ACTION WHICH HAS BEEN TAKEN BY LORD ABBETT AS A RESULT OF SUCH VIOLATION, AND THE FUNDS' AUDIT COMMITTEES SHALL CONSIDER WHAT ADDITIONAL ACTION, IF ANY, IS APPROPRIATE. THE RECORD OF ANY VIOLATION OF THIS CODE AND ANY ACTION TAKEN AS A RESULT THEREOF, WHICH MAY INCLUDE SUSPENSION OR REMOVAL OF THE VIOLATOR FROM HIS POSITION, SHALL BE MADE A PART OF THE PERMANENT RECORDS OF THE AUDIT COMMITTEES OF THE FUNDS. LORD ABBETT SHALL PROVIDE EACH EMPLOYEE AND PARTNER WITH A COPY OF THIS CODE, AND OF ANY AMENDMENTS TO THE CODE, AND EACH EMPLOYEE AND PARTNER SHALL ACKNOWLEDGE, IN WRITING, HIS OR HER RECEIPT OF THE CODE AND ANY AMENDMENT, WHICH MAY BE PROVIDED ELECTRONICALLY. LORD ABBETT'S GC SHALL PREPARE AN ANNUAL ISSUES AND CERTIFICATION REPORT TO THE DIRECTORS OR TRUSTEES OF THE FUNDS THAT (A) SUMMARIZES LORD ABBETT'S PROCEDURES CONCERNING PERSONAL INVESTING, INCLUDING THE PROCEDURES FOLLOWED BY LORD ABBETT IN DETERMINING WHETHER TO GIVE APPROVALS UNDER SECTION III AND THE PROCEDURES FOLLOWED BY COMPLIANCE IN DETERMINING WHETHER ANY FUNDS HAVE DETERMINED TO PURCHASE OR SELL A SECURITY OR ARE CONSIDERING SUCH A PURCHASE OR SALE, AND ANY CHANGES IN THOSE PROCEDURES DURING THE PAST YEAR, AND CERTIFIES TO THE DIRECTORS OR TRUSTEES THAT THE PROCEDURES ARE REASONABLY NECESSARY TO PREVENT VIOLATIONS, AND (B) IDENTIFIES ANY RECOMMENDED CHANGES IN THE RESTRICTIONS IMPOSED BY THIS CODE OR IN SUCH PROCEDURES WITH RESPECT TO THE CODE AND ANY CHANGES TO THE CODE BASED UPON EXPERIENCE WITH THE CODE, EVOLVING INDUSTRY PRACTICES OR DEVELOPMENTS IN THE REGULATORY ENVIRONMENT, AND (C)

----------
/8/ Temporary employees and consultants that become subject to the personal securities transaction requirements of this Code also may request such an exemption.

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


     SUMMARIZES ANY APPARENT VIOLATIONS OF THIS CODE OVER THE PAST YEAR AND ANY SANCTIONS IMPOSED BY LORD ABBETT IN RESPONSE TO THOSE VIOLATIONS, INCLUDING ANY ADDITIONAL ACTION TAKEN BY THE AUDIT COMMITTEE OF EACH OF THE FUNDS WITH RESPECT TO ANY SUCH VIOLATION.

     THE AUDIT COMMITTEE OF EACH OF THE FUNDS, OR LORD ABBETT'S SENIOR PARTNER, GC OR CCO MAY DETERMINE IN PARTICULAR CASES THAT A PROPOSED TRANSACTION OR PROPOSED SERIES OF TRANSACTIONS DOES NOT CONFLICT WITH THE POLICY OF THIS CODE AND EXEMPT SUCH TRANSACTION OR SERIES OF TRANSACTIONS FROM ONE OR MORE PROVISIONS OF THIS CODE.

VIII. WHISTLEBLOWER PROCEDURES
      ------------------------

     ANY LORD ABBETT EMPLOYEE MAY REPORT, EITHER VERBALLY OR IN WRITING, COMPLAINTS AND ANY OTHER CONCERNS REGARDING INSTANCES OF CORPORATE FRAUD, INTERNAL CONTROLS, VIOLATIONS OF LAW OR UNETHICAL BUSINESS CONDUCT ON A CONFIDENTIAL BASIS TO DIANE TORNEJAL, PARTNER, DIRECTOR OF HUMAN RESOURCES. COMPLAINTS AND CONCERNS RELATED TO THE ABOVE ITEMS MAY BE REVIEWED WITH LORD ABBETT'S SENIOR PARTNER OR GC AND MAY BE DISCLOSED TO THE AUDIT COMMITTEES OF THE FUNDS. CONFIDENTIALITY WILL BE MAINTAINED TO THE EXTENT POSSIBLE TO CONDUCT AN APPROPRIATE REVIEW.

     ANY LORD ABBETT EMPLOYEE WHO MAKES A GOOD FAITH REPORT OF THE TYPE DESCRIBED ABOVE WILL NOT BE DISCHARGED, SUSPENDED, HARASSED, OR RETALIATED AGAINST AS A RESULT OF SUBMITTING SUCH COMPLAINT OR CONCERN.

IX.  DEFINITIONS
     -----------

     "COVERED PERSON" MEANS ANY OFFICER, TRUSTEE, DIRECTOR OR EMPLOYEE OF ANY OF THE FUNDS AND ANY PARTNER OR EMPLOYEE OF LORD ABBETT. (SEE ALSO DEFINITION OF "BENEFICIAL OWNERSHIP.")

     "EXCEPTED SECURITIES" ARE BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, AND OTHER HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS, SHARES OF MONEY MARKET FUNDS, SHARES OF OTHER U.S. REGISTERED OPEN-END INVESTMENT COMPANIES (OTHER THAN THE LORD ABBETT FUNDS OR OTHER FUNDS FOR WHICH LORD ABBETT ACTS AS THE INVESTMENT ADVISER OR SUB-ADVISER) AND DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT. TRANSACTIONS IN EXCEPTED SECURITIES DO NOT REQUIRE PRIOR APPROVAL OR REPORTING. PLEASE NOTE THAT SHARES OF CLOSED-END INVESTMENT COMPANIES, EXCHANGE TRADED UNIT-INVESTMENT TRUSTS ("UITS") AND EXCHANGE TRADED FUNDS ("ETFS") ARE ALL TREATED AS COMMON STOCK UNDER THE CODE. ALSO PLEASE NOTE THAT THE EXCEPTION FOR OTHER MUTUAL FUNDS INCLUDES ONLY OPEN-END FUNDS REGISTERED IN THE U.S., AND THAT TRANSACTIONS AND HOLDINGS IN OFFSHORE FUNDS ARE REPORTABLE. IN ADDITION, EQUITY SECURITIES ISSUED BY U.S. GOVERNMENT AGENCIES, AUTHORITIES OR INSTRUMENTALITIES ARE NOT CONSIDERED "EXCEPTED SECURITIES."

     "EXCEPTED TRANSACTIONS" MEANS TRANSACTIONS IN THE SHARES OF THE LORD ABBETT FUNDS OR OTHER MUTUAL FUNDS FOR WHICH LORD ABBETT ACTS AS THE INVESTMENT ADVISER OR SUB-ADVISER;

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                                       9

     TRANSACTIONS IN DEBT SECURITIES ISSUED BY U.S. GOVERNMENT AGENCIES, AUTHORITIES OR INSTRUMENTALITIES; SECURITIES ACQUIRED THROUGH TENDER OFFERS OR SPIN-OFFS; SECURITIES RECEIVED DUE TO A MERGER OR ACQUISITION; THE SALE OF 300 SHARES OR LESS OF A S&P 500 STOCK; AND ANY SECURITIES PURCHASED THROUGH AN AUTOMATIC INVESTMENT PLAN, SUCH AS DIVIDEND REINVESTMENT PROGRAMS ("DRIPS") AND/OR EMPLOYEE STOCK OWNERSHIP PLANS ("ESOPS"). PLEASE NOTE THAT ANY SALES MADE FROM DRIPS AND/OR ESOPS REQUIRE PRE-APPROVAL AS
                   -----
     DESCRIBED IN SECTION III OF THIS CODE./9/

     "OUTSIDE DIRECTORS AND TRUSTEES" ARE DIRECTORS AND TRUSTEES WHO ARE NOT "INTERESTED PERSONS" AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

     "SECURITY" MEANS ANY STOCK, BOND, DEBENTURE OR IN GENERAL ANY INSTRUMENT COMMONLY KNOWN AS A SECURITY AND INCLUDES A WARRANT OR RIGHT TO SUBSCRIBE TO OR PURCHASE ANY OF THE FOREGOING AND ALSO INCLUDES THE WRITING OF AN OPTION ON ANY OF THE FOREGOING.

     "BENEFICIAL OWNERSHIP" IS INTERPRETED IN THE SAME MANNER AS IT WOULD BE UNDER SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 16A-1 THEREUNDER. ACCORDINGLY, "BENEFICIAL OWNER" INCLUDES ANY COVERED PERSON WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE, HAS OR SHARES A DIRECT OR INDIRECT PECUNIARY INTEREST (i.e., THE ABILITY TO SHARE IN PROFITS DERIVED FROM SUCH SECURITY) IN ANY EQUITY SECURITY, INCLUDING:

          (I) SECURITIES HELD BY A PERSON'S IMMEDIATE FAMILY SHARING THE SAME HOUSE (WITH CERTAIN EXCEPTIONS);

          (II) A GENERAL PARTNER'S INTEREST IN PORTFOLIO SECURITIES HELD BY A GENERAL OR LIMITED PARTNERSHIP;

          (III) A PERSON'S INTEREST IN SECURITIES HELD IN TRUST AS TRUSTEE, BENEFICIARY OR SETTLOR, AS PROVIDED IN RULE 16A-8(B); AND

          (IV) A PERSON'S RIGHT TO ACQUIRE SECURITIES THROUGH OPTIONS, RIGHTS OR OTHER DERIVATIVE SECURITIES.

     "FEDERAL SECURITIES LAWS" INCLUDE THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934, THE SARBANES-OXLEY ACT OF 2002, THE INVESTMENT COMPANY ACT OF 1940, THE INVESTMENT ADVISERS ACT OF 1940, TITLE V OF THE GRAMM-LEACH BLILEY ACT, AND ANY RULES ADOPTED BY THE SEC UNDER ANY OF THOSE STATUTES, THE BANK SECRECY ACT AS IT APPLIES TO MUTUAL FUNDS AND INVESTMENT ADVISERS, AND ANY RULES ADOPTED THEREUNDER BY THE SEC OR THE DEPARTMENT OF THE TREASURY. A BRIEF SUMMARY OF THE REQUIREMENTS OF THOSE LAWS AS THEY APPLY TO MUTUAL FUNDS AND INVESTMENT ADVISERS IS ATTACHED TO THIS CODE AS EXHIBIT 1.

----------
/9/ Excepted Transactions do not require prior approval, but all Excepted Transactions are subject to the reporting requirements of Section IV and
     VI. No report, however, is required with respect to transactions effected pursuant to an automatic investment plan, such as DRIPs and ESOPs, except that any transaction that overrides the pre-set schedule or a pre-existing allocation of the automatic investment plan must be included in the next Personal Securities Transaction Reporting Form filed following that transaction.

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


     "GENDER/NUMBER" WHENEVER THE MASCULINE GENDER IS USED IN THIS CODE, IT INCLUDES THE FEMININE GENDER AS WELL, AND THE SINGULAR INCLUDES THE PLURAL AND THE PLURAL INCLUDES THE SINGULAR, UNLESS IN EACH CASE THE CONTEXT CLEARLY INDICATES OTHERWISE.

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                                       11

                                                                       EXHIBIT 1
                                                               TO CODE OF ETHICS

          The Code of Ethics requires that all Covered Persons must comply with the Federal Securities Laws. Brief summaries of these laws are set forth below.

     I.   THE SECURITIES ACT OF 1933 ("1933 ACT")
          --------------------------------------

          The 1933 Act governs the public offering of securities of mutual funds and other issuers, and establishes civil liability for false or misleading activities during such offerings. This law was enacted "to provide full and fair disclosure of the character of securities sold in interstate and foreign commerce" and to prevent related frauds. Thus, the 1933 Act requires mutual funds and other public issuers to register their securities with the SEC. This process requires disclosures to the SEC and investors of information relating to the issuer, the securities and other matters. The 1933 Act provides a specific civil remedy for purchasers of securities offered by a materially false or misleading registration statement. A registration statement is false or misleading if it contains "an untrue statement of material fact or omit[s] to state a material fact required to be stated therein, or necessary to make the statements therein not misleading."

     II.  THE SECURITIES EXCHANGE ACT OF 1934 ("1934 ACT")
          ------------------------------------------------

          The 1934 Act regulates various organizations involved in the offer, sale and trading of securities. It regulates, among others, broker-dealers such as Lord Abbett Distributor. The 1934 Act accomplishes its goals in large part by requiring that these regulated organizations register with the SEC and subjects them to regular reporting requirements and examinations by the SEC. The 1934 Act includes anti-fraud provisions that make it unlawful for any person, among other actions, to directly or indirectly: (1) employ any device, scheme, or artifice to defraud; (2) make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (3) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security.

     III. THE INVESTMENT COMPANY ACT OF 1940 ("1940 ACT")
          -----------------------------------------------

          The 1940 Act regulates mutual funds as well as their investment advisers and principal underwriters. The 1940 Act was designed "to mitigate and, so far as is feasible, to eliminate" various abuses involving mutual funds, including: (1) inadequate, inaccurate or unclear disclosure with respect to a mutual fund and its securities; (2) self-dealing by insiders; (3) the issuance of securities with inequitable terms that fail to protect the privileges and preferences of outstanding security holders; (4) inequitable methods of control and irresponsible management; and (5) unsound or misleading accounting methods. The 1940 Act seeks to accomplish the foregoing goals by, among other things: (1) establishing registration and reporting requirements; (2) prohibiting various affiliated transactions; (3) regulating the sale and redemption of mutual fund shares; (4) establishing special corporate governance standards relating to the composition and activities of mutual fund boards of directors; and (5) providing the SEC with extensive inspection and enforcement powers.

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


     IV.  THE INVESTMENT ADVISERS ACT OF 1940 ("ADVISERS ACT")
          ----------------------------------------------------

          The Advisers Act regulates investment advisers. Lord Abbett is registered as an investment adviser. Among other matters, the Advisers Act regulates the fee arrangements and certain other contract terms of an investment advisory agreement. The Act also prohibits advisers from engaging in any conduct that would defraud their clients. Lord Abbett has a fiduciary duty to act in the best interests of its clients. The SEC has construed this fiduciary duty broadly and applies the Act's anti-fraud prohibition aggressively to protect clients.

     V.   THE SARBANES-OXLEY ACT OF 2002 ("SARBANES-OXLEY ACT")
          -----------------------------------------------------

          The Sarbanes-Oxley Act implemented new corporate disclosure and financial reporting requirements by, among other actions, creating a new oversight board for the accounting profession, mandating new measures to promote auditor independence, adding new disclosure requirements for investment companies and other public companies, and strengthening criminal penalties for securities fraud. This statute was adopted in direct response to widespread corporate scandals at public corporations that manifested a lack of adequate internal controls and oversight.

     VI.  THE GRAMM-LEACH-BLILEY ACT (THE "ACT")
          --------------------------------------

     In relevant part, the Act requires financial institutions to comply with certain privacy requirements regarding personal information relating to their customers. The Act requires the SEC to establish for financial institutions (including investment companies, investment advisers and broker-dealers) appropriate standards to protect customer information. The Act and the SEC's privacy rules have three primary purposes: (1) to require financial institutions to notify consumers of their privacy policies and practices; (2) to describe the circumstances under which financial institutions may disclose non-public personal information regarding customers to unaffiliated third parties; and (3) to provide a method for customers to opt out of such disclosures, subject to certain exceptions. Lord Abbett has implemented policies, procedures and training to protect the integrity and privacy of its clients' information.

     VII. THE BANK SECRECY ACT
          --------------------

          The USA PATRIOT Act of 2001 (the "Act") amended the Bank Secrecy Act to include mutual funds among the types of financial institutions that are required to establish anti-money laundering compliance programs. The Act requires all such institutions to develop and institute anti-money laundering programs that, at a minimum: (1) include internal policies, procedures, and controls; (2) designate a compliance officer to administer and oversee the program; (3) provide for ongoing employee training; and (4) include an independent audit function to test the program. The Lord Abbett Funds and Lord Abbett have adopted an anti-money laundering compliance program designed to meet these requirements.

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                                       13